Exhibit 99.1
COMSTOCK RESOURCES, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

Following are the unaudited pro forma combined statements of operations and accompanying notes for the nine months ended September 30, 2019 and for the year ended December 31, 2018, which have been prepared by the  management of Comstock Resources, Inc. (“Comstock” or the “Company”) and are derived from, and should be read in conjunction with, (a) the Company's audited consolidated financial statements as of and for the year ended December 31, 2018 included in the Company's Annual Report on Form 10-K; (b) the Company's unaudited consolidated financial statements as of and for the nine months ended September 30, 2019 included in the Company's Quarterly Report on Form 10-Q for the period then ended; and (c) the audited consolidated financial statements of Covey Park Energy LLC (“Covey Park”) for the year ended December 31, 2018 included in the Form 8-K dated July 18, 2019.  Certain of Covey Park's historical amounts have been reclassified to conform to the Company's financial statement presentation.  An unaudited pro forma balance sheet as of September 30, 2019 is not presented as the Covey Park acquisition is reflected in the Company's unaudited consolidated balance sheet as of September 30, 2019 presented in the Company’s Quarterly Report on Form 10-Q for the period then ended.  The unaudited pro forma combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the acquisition of Covey Park as if the transaction had been completed on January 1, 2018.

On July 16, 2019, the Company completed its acquisition of Covey Park pursuant to a merger in which Covey Park was merged with and into the Company resulting with the Company being the surviving entity.  The unaudited pro forma combined financial information presented gives effect to the transactions executed as part of the Merger and the related financing transactions, including the issuance of additional shares of Comstock common stock, the issuance of preferred stock and additional borrowings under the Company’s amended and restated bank credit facility.

The pro forma financial statements have been prepared in accordance with SEC Article 11 of Regulation S-X.  In addition, the acquisition method of accounting was used per ASC 805, Business Combinations, with the Company treated as the acquirer.  Certain information to finalize the purchase price is not yet available, including the final tax return of Covey Park. The Company expects to finalize the purchase price allocation within the next 12 month period following the acquisition date, during which the net assets and liabilities acquired may be revised as appropriate.  Accordingly, the pro forma adjustments are preliminary and being provided solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition.  Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

The pro forma financial statements do not purport to represent the financial position or results of operations of Comstock which would have occurred had the Merger been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period.  The pro forma statements of operations are not necessarily indicative of the Company's operations going forward.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except per share data)

	Predecessor Comstock	Jones Adjustments		Successor Comstock	Combined Comstock	Covey Park	Adjustments	As Adjusted
Revenues:
Natural gas sales	$147,897	$11,087	(a)	$144,236	$303,220	$614,574	$10,139	(e)	$927,933
Oil sales	18,733	140,166	(a)	79,385	238,284	2,350	18	(e)	240,652
Total oil and gas sales	166,630	151,253		223,621	541,504	616,924	10,157		1,168,585
Operating expenses:
Production taxes	3,659	14,327	(a)	11,155	29,141	10,554	552	(e)	40,247
Gathering and transportation	11,841	—		10,511	22,352	69,871	2,864	(e)	95,087
Lease operating	21,139	14,936	(a)	20,736	56,811	56,495	269	(e)	113,575
Exploration	—	—		—	—	6,537	—		6,537
Depreciation, depletion and amortization	68,032	46,382	(a)	53,944	168,358	202,615	753	(e)
							(38,486	) (f)	333,240
General and administrative	15,382	—		11,399	26,781	33,906	—		60,687
Loss (gain) on sale of oil and gas properties	35,438	—		(155)	35,283	—	—		35,283
Total operating expenses	155,491	75,645		107,590	338,726	379,978	(34,048)		684,656
Operating income	11,139	75,608		116,031	202,778	236,946	44,205		483,929
Other income (expenses):
Gain (loss) from derivative financial instruments	881	—		10,465	11,346	(56,688)	—		(45,342)
Other income	677	—		173	850	332	—		1,182
Transaction costs	(3,183)	3,183	(b)	—	—	—	—		—
Interest expense	(101,203)	35,611	(b)	(43,603)	(109,195)	(60,968)	(422	) (e)
							(42,936	) (h)	(213,521)
Total other income (expenses)	(102,828)	38,794		(32,965)	(96,999)	(117,324)	(43,358)		(257,681)

Income (loss) before income taxes	(91,689)	114,402		83,066	105,779	119,622	847		226,248
Provision for income taxes	(1,065)	(5,813	) (c)	(18,944)	(25,822)	(122)	(29,272	) (i)	(55,216)

Net income (loss)	(92,754)	108,589		64,122	79,957	119,500	(28,425)		171,032

Preferred dividends and accretion on Series A Preferred Units	—	—		—	—	(34,192)	34,192
							(38,500	) (h)	(38,500)
Net income (loss) available to member equity / common stockholders	$(92,754)	$108,589		$64,122	$79,957	$85,308	$(32,733	) (j)	$132,532

Net income (loss) per common share—
Basic	$(6.08)			$0.61	$0.76				$0.72
Diluted	$(6.08)			$0.61	$0.76				$0.61

Weighted average common shares outstanding—
Basic	15,262	88,571	(d)	105,453	105,453		78,833	(j)	184,286
Diluted	15,262	88,571	(d)	105,459	105,459		184,708	(j)	280,542

See accompanying notes to unaudited pro forma

combined financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2019	January 1 through July 15, 2019			Nine Months Ended September 30, 2019 As Adjusted
	Comstock	Covey Park	Pro Forma Adjustments
Revenues:
Natural gas sales	$375,589	$373,931	$3,437	(e)	$752,957
Oil sales	103,852	1,230	3	(e)	105,085
Total oil and gas sales	479,441	375,161	3,440		858,042
Operating expenses:
Production taxes	18,732	8,648	219	(e)	27,599
Gathering and transportation	41,346	40,826	1,002	(e)	83,174
Lease operating	58,448	36,901	142	(e)	95,491
Exploration	241	6,340	—		6,581
Depreciation, depletion and amortization	164,684	159,944	448	(e)
			(54,080	) (f)	270,996
General and administrative	22,760	15,811	(219	) (e)	38,352
Loss on sale of oil and gas properties	25	—	—		25
Total operating expenses	306,236	268,470	(52,488)		522,218
Operating income (loss)	173,205	106,691	55,928		335,824
Other income (expenses):
Gain from derivative financial instruments	31,945	66,683	—		98,628
Other income	340	(57)			283
Transaction costs	(41,100)	(11,148)	52,248	(g)	—
Interest expense	(107,434)	(39,588)	(282	) (e)
			(19,385	) (h)	(166,689)
Total other income (expenses)	(116,249)	15,890	32,581		(67,778)

Income before income taxes	56,956	122,581	88,509		268,046
Provision for income taxes	(15,183)	(38)	(51,487	) (i)	(66,708)

Net income	41,773	122,543	37,022		201,338

Preferred dividends and accretion on Redeemable Noncontrolling Interest	(8,128)	(10,793)	10,793
			(20,747	) (h)	(28,875)
Net income (loss) available to common stockholders / member equity	$33,645	$111,750	$27,068	(j)	$172,463

Net income per share—
Basic	$0.26				$0.93
Fully Diluted	$0.26				$0.72

Weighted average common and common stock equivalent shares outstanding—
Basic	127,709		56,598	(j)	184,307
Fully Diluted	127,709		96,250	(j)	280,557

See accompanying notes to unaudited pro forma

combined financial statements

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Introduction and Basis of Presentation

On July 16, 2019, the Company completed the acquisition of Covey Park. The Company, as the accounting acquirer, recorded the transaction as the acquisition of Covey Park. Covey Park's historical capital account, which was inclusive of retained earnings, was recognized at the fair value of its assets and liabilities as of the closing date.

Transaction-related costs (i.e., advisory, legal, accounting, valuation, other professional or consulting fees) and certain transaction related restructuring charges are accounted for as expenses in the periods in which the costs were incurred and the services received. These non-recurring costs are excluded in the accompanying pro forma unaudited combined financial statements. Costs incurred associated with the issuance of common stock and preferred stock were accounted for as a reduction of additional paid in capital.

On August 14, 2018, Arkoma Drilling L.P. and Willison Drilling L.P. (collectively, the "Jones Partnerships") contributed certain oil and gas properties in North Dakota and Montana (the "Bakken Shale Properties") in exchange for 88,571,429 newly issued shares of Common Stock representing approximately 84% of the Company's outstanding common stock (the "Jones Contribution").  The Jones Partnerships owned and controlled by Dallas businessman Jerry Jones and his children (collectively, the "Jones Group").

The Company assessed the Bakken Shale Properties to determine whether they met the definition of a business under US generally accepted accounting principles, determining that they did not meet the definition of a business. As a result, the Jones Contribution was not accounted for as a business combination. Upon the issuance of the shares of Comstock Common Stock, the Jones Group obtained control over Comstock through their ownership of the Jones Partnerships. Through the Jones Partnerships, the Jones Group owns a majority of the voting common stock as well as the ability to control the composition of the majority of the Board of Comstock.  As a result of the change of control that occurred upon the issuance of the common stock, the Jones Group controls Comstock and, thereby, continues to control the Bakken Shale Properties. Accordingly, the basis of the Bakken Shale Properties recognized by Comstock is the historical basis of the Jones Group. The change in control of Comstock results in a new basis for Comstock as the Company has elected to apply pushdown accounting pursuant to ASC 805, Business Combinations. The new basis is pushed down to Comstock for financial reporting purposes, resulting in Comstock's assets, liabilities and equity accounts being recognized at fair value upon the closing of the Jones Contribution.

References to "Successor" or "Successor Company" relate to the financial position and results of operations of the Company subsequent to August 13, 2018. Reference to "Predecessor" or "Predecessor Company" relate to the results of operations of the Company prior to August 14, 2018. The Consolidated Statement of Operations for the year ended December 31, 2018 is presented on a combined basis to include the operating results of the Predecessor, the results of the Bakken Shale Properties for the period January 1, 2018 through August 13, 2018, pro forma adjustments related to the Jones Contribution, and the operating results of the Successor which when combined represent the pro forma presentation full year of combined results for the Company. The results of Covey Park and the pro forma adjustments related to the transactions pursuant to the Merger are further included in arriving at the fully combined pro forma statement of operations results for the year ended December 31, 2018.

Certain reclassifications have been made to conform the presentation of Covey Park's results with the historical financial statement classifications of the Company.

Covey Park was organized as a limited liability company and treated as a flow-through entity for federal and state income tax purposes other than in Texas, where Covey Park has provided for the Texas margin tax which is an entity-level tax. As a result, the net taxable income of the Covey Park operating results and any related tax credits were passed through to its members and were included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision was recorded in the financial statements of Covey Park.

These unaudited pro forma combined financial statements have been prepared recognizing that Covey Park merged into the Company on July 16, 2019 in exchange for cash and common stock and preferred stock of the

Company. The Company is a corporation, which is treated as a taxable C corporation and thus is subject to federal and state income taxes. Accordingly, a pro forma income tax provision has been disclosed as if Covey Park was organized as a taxable corporation for the most recent period presented. For Covey Park, pro forma tax expense was computed using a 24.4% blended corporate level federal and state tax rate. If Covey Park had effected a change in tax status on September 30, 2019, no adjustment would have been recognized related to the tax basis of its long-lived assets being different from its book basis in those assets due to the amount of cash and other property treated as proceeds, or boot, in the transaction.

(2) Pro Forma Adjustments

Adjustments to the unaudited pro forma combined financial statements are as follows:

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2018 reflect the following adjustments for the Comstock combined results:

(a)

To record revenues and operating costs, including depletion, depreciation, and amortization expense for the Bakken Shale Properties for the period January 1, 2018 through August 13, 2018. These properties were owned by the Jones Partnerships prior to their contribution to the Company on August 14, 2018 in exchange for 88,571,429 newly issued shares of Common Stock.

(b)

Reflects reversal of transaction costs incurred during the Predecessor period and recognition of the change in interest expense for the Predecessor period due to the debt refinancing that occurred as a part of the Jones Contribution.

(c)	To record income taxes for the combined operations of Comstock and the Bakken Shale Properties during the Predecessor period.

(d)	To adjust basic and diluted shares outstanding to give effect to the share issuance pursuant to the Jones Contribution.

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 reflect the following adjustments:

(e)

To record revenues, operating costs including depletion, depreciation, and amortization expense, and interest expense for the oil and gas properties acquired by Covey Park in its Thunderbird acquisition that closed on March 5, 2019. The production volumes added through this pro forma adjustment were 1,023 MMcf and 2,883 MMcf of natural gas for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

(f)

Reflects the elimination of Covey Park's historical depreciation, depletion and amortization ("DD&A") expense offset by the impact of DD&A expense calculated using Comstock's depletion rate as adjusted for the Merger, which was calculated in accordance with the successful efforts method of accounting.

(g)	Reflects reversal of transaction costs incurred related to the Covey Park acquisition.
(h)	Reflects the change in interest expense and dividends on preferred stock associated with the Merger.
(i)	To record income taxes for the combined operations of Comstock and Covey Park.
(j)

To adjust basic and diluted shares outstanding to give effect to the share issuance pursuant to the Merger. Diluted shares include the dilutive effect of the convertible preferred stock using the if-converted method.

(3) Pro Forma Oil and Natural Gas Information

The following combined reserve information is not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2018 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors.

Presentation of the changes in quantities of oil and natural gas reserves, and the standardized measure of oil and gas reserves include the results of the Predecessor period January 1, 2018 through August 13, 2018 separate from the results of the Successor period August 14, 2018 through December 31, 2018. The Successor period includes the reserves of the Bakken Shale Properties as if they had been contributed to the Company on August 14, 2018. Where presented, the Comstock combined results reflect changes in reserves and the standardized measure of oil and gas reserves for the period January 1, 2018 through December 31, 2018 for combined Predecessor and Successor periods. Pro Forma Combined reserves and changes in the standardized measure of oil and gas reserves include the Comstock Combined reserves and the reserves of Covey Park for the period January 1, 2018 through December 31, 2018.

The following unaudited pro forma oil and natural gas reserve information reflects how the oil and natural gas reserves and the standardized measure information of the combined entities may have appeared had the Merger closed as of January 1, 2018, including the impact of Covey Park's Thunderbird transaction in 2019:

	Crude Oil—MBbls
	Comstock Predecessor(1)	Comstock Successor(2)	Comstock Combined	Covey Park(3)	Pro Forma Combined
Proved Reserves:
Beginning of period/year	7,552	6,050	7,552	253	7,805
Bakken Shale Property Contribution	—	22,944	22,944	—	22,944
Revisions of previous estimates	4	5	9	(6)	3
Extensions and discoveries	5,651	—	5,651	3	5,654
Sale of mineral in place	(6,870)	(4,002)	(10,872)	—	(10,872)
Production	(287)	(1,385)	(1,672)	(37)	(1,709)

End of year	6,050	23,612	23,612	213	23,825

Proved Developed Reserves:
Beginning of year	7,552	6,050	7,552	253	7,805

End of year	403	21,466	21,466	213	21,679

Proved Undeveloped Reserves:
Beginning of year	—	—	—	—	—

End of year	5,647	2,146	2,146	—	2,146

(1)	Period January 1, 2018 through August 13, 2018.
(2)	Period beginning August 14, 2018 through December 31, 2018.
(3)	Includes reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Natural Gas—MMcf

	Comstock Predecessor(1)	Comstock (Successor)(2)	Comstock Combined	Covey Park(3)	Pro Forma Combined
Proved Reserves:
Beginning of period/year	1,116,956	2,195,273	1,116,956	3,613,025	4,729,981
Bakken Shale Property Contribution	—	51,228	51,228	—	51,228
Revisions of previous estimates	17,778	23,949	41,727	(1,068,527)	(1,026,800)
Extensions and discoveries	950,032	30,126	980,158	545,295	1,525,453
Acquisitions of minerals in place	220,088	33,612	253,700	52,723	306,423
Sale of mineral in place	(54,341)	(6,399)	(60,740)	—	(60,740)
Production	(55,240)	(45,031)	(100,271)	(203,902)	(304,173)

End of year	2,195,273	2,282,758	2,282,758	2,938,614	5,221,372

Proved Developed Reserves:
Beginning of year	436,114	550,198	436,114	887,418	1,323,532

End of year	500,031	583,107	583,107	1,038,387	1,621,494

Proved Undeveloped Reserves:
Beginning of year	680,842	1,645,075	680,842	2,725,607	3,406,449

End of year	1,695,242	1,699,651	1,699,651	1,900,227	3,599,878

(1)	Period January 1, 2018 through August 13, 2018.
(2)	Period beginning August 14, 2018 through December 31, 2018.
(3)	Includes reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.

	As of December 31, 2018
	Comstock (Successor)	Covey Park(1)	Pro Forma Adjustments	Pro Forma Combined
	(in thousands)
Cash Flows Relating to Proved Reserves:
Future Cash Flows	$8,054,092	$8,630,663	$—	$16,684,755
Future Costs:			—
Production	(2,160,912)	(2,426,446)	—	(4,587,358)
Development and Abandonment	(1,800,335)	(1,876,396)	—	(3,676,731)
Future Income Taxes	(622,241)	(11,135)	(897,707)(2)	(1,531,083)

Future Net Cash Flows	3,470,604	4,316,686	(897,707)	6,889,583
10% Discount Factor	(1,996,764)	(1,965,481)	418,507(2)	(3,543,738)

Standardized Measure of Discounted Future Net Cash Flows	$1,473,840	$2,351,205	$(479,200)(2)	$3,345,845

(1)	Includes reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.
(2)	Adjustment for the assumed impact of the Merger including the adjustment of Covey Park's cash flows to reflect its operations as being subject to corporate federal and state income taxes.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Comstock Predecessor(1)	Comstock (Successor)(2)	Comstock Combined	Covey Park(3)	Pro Forma Adjustments	Pro Forma Combined
	(in thousands)
Standardized Measure, Beginning of Period/Year	$881,544	$877,987	$881,544	$2,329,568	$—	$3,211,112
Bakken Shale Property Contribution	—	439,396	439,396	—	—	439,396
Net change in sales price, net of production costs	(61,662)	223,731	162,069	188,231	—	350,300
Development costs incurred during the year which were previously estimated	86,086	112,073	198,159	158,974	—	357,133
Revisions of quantity estimates	19,815	27,090	46,905	(518,135)	—	(471,230)
Accretion of discount	53,413	55,692	109,105	233,682	—	342,787
Changes in future development and abandonment costs	(27,489)	23,139	(4,350)	(62,334)	—	(66,684)
Changes in timing and other	(17,723)	9,434	(8,289)	85,084	—	76,795
Extensions and discoveries	167,986	15,263	183,249	366,101	—	549,350
Acquisitions of minerals in place	72,738	54,143	126,881	48,488	—	175,369
Sales of minerals in place	(124,083)	(42,870)	(166,953)	—	—	(166,953)
Sales, net of production costs	(129,991)	(181,218)	(311,209)	(480,004)	—	(791,213)
Net changes in income taxes	(42,647)	(140,020)	(182,667)	1,550	(479,200)(4)	(660,317)

Standardized Measure, End of Period/Year	$877,987	$1,473,840	$1,473,840	$2,351,205	$(479,200)(4)	$3,345,845

(1)	Period January 1, 2018 through August 13, 2018.
(2)	Period beginning August 14, 2018 through December 31, 2018.
(3)

Period January 1, 2018 through December 31, 2018 and also including reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.

(4)	Adjustment for the assumed impact of the Merger including the adjustment of Covey Park's cash flows to reflect its operations as being subject to corporate federal and state income taxes.